DERMISONICS' EXECUTIVE OUTLINES POTENTIAL MARKET IMPACT OF COMPANY'S PAINLESS INSULIN DELIVERY TECHNOLOGY FOR DIABETICS

DMSI EXECUTIVE VP BRUCE REDDING DISCUSSES BREAKTHROUGH ULTRASONIC DRUG-DELIVERY PATCH SYSTEM ON SMALLCAPINSIGHTS.COM

LOS ANGELES, Nov. 17, 2005 - SmallCapInsights.com, http://www.SmallCapInsights.com, the online source for exclusive commentary, research, interviews and other key investor information, today announced the availability of a debut audio interview with Bruce Redding, Executive Vice President of Dermisonics, Inc. (OTCBB: DMSI; FWB: FQC), a developer of new painless, injection-free, ultrasonic transdermal drug-delivery patches and technologies with broad pharmaceutical and consumer applications.

In a brief interview available online via streaming audio format, Mr. Redding, who invented the core technology being applied to Dermisonics' proprietary drug delivery solutions, discusses the therapeutic and market potential of these solutions. Dermisonics is developing a completely new, combined drug delivery platform that incorporates low-level ultrasonic frequencies - a fraction of the typical frequency of commercial sonic toothbrushes, he notes - to promote effective, safe, pain-free and totally noninvasive transdermal (through the skin) permeation of insulin and potentially, dozens of other large-molecule drugs. The competitive advantages of this drug delivery system could be significant.

"This ultrasonic system literally doubles the diameter of the pores in the skin, so that large molecule drugs such as insulin can be pushed into the dermis, and then down into the bloodstream. This is all done totally non-invasively, with no needles, and no skin damage," Mr. Redding said. In addition, the system incorporates a fully programmable, automated drug delivery system designed to improve drug regimen compliance and make life more convenient, because dosing would be done automatically - relieving patients of the need to remember when to take their prescriptions.

As part of its strategic business plan, Dermisonics is focused initially on commercializing the insulin delivery system, which potentially could benefit millions of diabetics worldwide. The Company can further develop up to 175 other "large molecule" drugs based on its core technology and underlying licensing revenue model. Redding believes the market demand for this system could be enormous, and puts that statement in perspective with current market figures.

In addition, Mr. Redding mentions two other lead product lines in development by the Company, including its "U-Wand," which has novel cosmetic applications. "The future is vast," Mr. Redding said. "This is a platform technology with many, many applications and a very bright future."


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To hear the full interview free of charge, please visit
http://www.SmallCapInsights.com.

About Dermisonics, Inc.

Dermisonics is an intellectual property company and advanced technology incubator that is primarily focused on the ongoing development, testing and eventual commercialization of a transdermal patch that has been designed to facilitate the efficient and needle-free delivery of drugs with large molecular structures into the bloodstream. Its breakthrough system, called the U-Strip(TM) , is based on a radical integration of microelectronics and ultrasonic science with a product-carrying patch, and represents a quantum leap in non-invasive, transdermal delivery technology. Tests have shown that this system facilitates the transdermal delivery of insulin as well as potentially at least 175 other existing drugs that at present cannot be effectively delivered through the pores of the skin using conventionally available transdermal technology due to their large molecular size. The Company has also developed other portable ultrasonic systems for applications in the medical (Antiseptic
Wand) and skin care (U-Wand) fields. For more information, visit http://www.Dermisonics.com. For more investor-specific information about Dermisonics, please visit http://www.trilogy-capital.com/dmsi_summary.aspx. To read or download an Investor Fact Sheet about the Company, visit http://www.trilogy-capital.com/tcp/dermisonics/factsheet.html. For real-time stock price quotes, visit http://www.trilogy-capital.com/tcp/dermisonics/quote.html.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred


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in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission.

Compensation and Other Disclosures

SmallCapInsights.com is a wholly-owned subsidiary of Trilogy Capital Partners, Inc. Trilogy Capital Partners provides investor relations services to public companies. The companies presented by SmallCapInsights.com are usually clients of Trilogy Capital Partners and compensate Trilogy Capital Partners for these services, including cash compensation and equity securities. In addition, Trilogy Capital Partners and its affiliates may own securities of the presenting companies, and may from time to time purchase and sell securities of these companies in the open market or in private transactions. Trilogy receives compensation from Dermisonics as follows: $12,500 per month through September 2006 and thereafter for so long as Trilogy is retained to provide investor relations services. In connection with its engagement, Trilogy received non-transferable warrants from this company to purchase 2,608,993 shares of common stock for $0.72 per share expiring in September 2008, provided that the warrants are not exercisable to the extent that following exercise Trilogy would beneficially own 5% or more of the outstanding common stock of the company.

About SmallcapInsights.com

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